Exhibit 99.1

Texas Roadhouse, Inc. Announces Executive Management Changes

Kent Taylor Reassumes CEO Role; Scott Colosi Named President; Price Cooper Named CFO

LOUISVILLE, Ky (August 18, 2011) — Texas Roadhouse, Inc, (NasdaqGS:  TXRH) today announced executive management changes at the Company, effective today, August 18, 2011.

W. Kent Taylor will resume the role as Chief Executive Officer of the Company, a position he held between May 2000 and October 2004.  Prior to being named Chief Executive Officer in May 2000, he was the Company’s President since its founding in 1993.  Mr. Taylor will also retain his positions as Chairman of the Company and Board. Mr. Taylor’s return to his prior position as Chief Executive Officer follows the resignation of G.J. Hart, former President, Chief Executive Officer and a member of the Board of Directors, effective August 17, 2011.  Mr. Hart left the Company to accept the positions of Executive Chairman and Chief Executive Officer of California Pizza Kitchen, Inc.

In addition, Scott M. Colosi has been named President of the Company.  Mr. Colosi has been employed by the Company as its Chief Financial Officer since September 2002.

Finally, G. Price Cooper, IV has been named Chief Financial Officer of the Company.  Mr. Cooper has been employed by the Company as its Vice President of Finance since August 2006.

Kent Taylor commented, “I am excited to be returning to the role of Chief Executive Officer, and I look forward to continuing to work with Scott, Price, Steve Ortiz, our Chief Operating Officer, Sheila Brown, our General Counsel, and our entire leadership team to continue driving our business forward.  We will all truly miss GJ.  His passion and care and concern for the people of Texas Roadhouse is Legendary.  He will always be a Texas Roadhouse Legend, and all of us wish him and his family well in their new venture.”

Taylor concluded, “To our partners in the field and at the Support Center, and to our valued franchisees and vendors, we want to convey that our commitment to partnership remains solid and unwavering.  Our mission statement of ‘Legendary Food and Legendary Service’ and our core values of ‘Passion, Partnership, Integrity and Fun . . . All with Purpose’ which embody our culture will continue as always.”

Conference Call Scheduled for Thursday, August 18 at 9:00 a.m. ET

Kent Taylor, Chief Executive Officer, Scott Colosi, President, and Price Cooper, Chief Financial Officer, will hold a conference call to discuss these executive announcements today, August 18, 2011 at 9:00 a.m. eastern time.

The dial-in number is (888) 296-4174 or (719) 325-2439 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (877) 870-5176 or (858) 384-5517 for international calls, and use 4034135 as the pass code.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today operates over 350 restaurants system-wide in 46 states.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of the Company.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening, the sales at these and our other company and franchise restaurants, changes in restaurant development or operating costs, such as food and labor, our ability to acquire franchise restaurants, our ability to integrate the franchise restaurants we acquire or other concepts we develop, strength of consumer spending, conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, acts of war or terrorism and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements.

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Contacts:

Investor Relations

Price Cooper

502-515-7300

Media

Travis Doster

502-638-5457